UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2026

National Healthcare Properties, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39153	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

540 Madison Ave., 27th Floor
New York, NY 10022
__________________________________________________________________________________________________________________________________________________________________________
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (332) 258-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	NHP	The Nasdaq Global Market
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	NHPAP	The Nasdaq Global Market
7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	NHPBP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2026, National Healthcare Properties, Inc. (the “Company”), National Healthcare Properties Operating Partnership, L.P. (the “Operating Partnership”), as borrower, entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, and certain lenders party thereto. The Credit Agreement amends and restates in its entirety the prior credit agreement, dated as of December 11, 2025 (as amended prior to the date of the Credit Agreement, the “Original Credit Agreement”), by and among the Company, the Operating Partnership, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

The $1.2 billion Credit Agreement provides for (i) a $750 million senior unsecured revolving credit facility (the “Revolving Facility”), increased from $400 million under the Original Credit Agreement, (ii) a $300 million senior unsecured term loan facility (the “Term Loan Facility”), increased from $150 million under the Original Credit Agreement, and (iii) a new $150 million senior unsecured delayed draw term loan facility (the “Delayed Draw Term Loan Facility” and, together with the Revolving Facility and the Term Loan Facility, the “Credit Facilities”), which was added to the Credit Agreement. The Credit Agreement also provides that, subject to customary conditions, including obtaining lender commitments and compliance with the financial maintenance covenants under the Credit Agreement, the Operating Partnership may seek to increase the aggregate lending commitments under the Credit Agreement by up to $1.0 billion, which increased from $450 million under the Original Credit Agreement.

The Operating Partnership currently expects to use borrowings under the Credit Facilities for general corporate and working capital purposes, which may include repayment of indebtedness, real estate acquisitions, development costs and capital expenditures.

Pursuant to the Credit Agreement, the Revolving Facility has an initial maturity date of August 3, 2030. The Term Loan Facility and the Delayed Draw Term Loan Facility have an initial maturity date of August 3, 2029. Each of the Revolving Facility and the Term Loan Facility may be extended, at the Operating Partnership’s option, for up to two additional periods of six months and one year, respectively, in each case subject to customary conditions under the Credit Agreement. Amounts repaid or prepaid under the Term Loan Facility and the Delayed Draw Term Loan Facility may not be reborrowed. The Delayed Draw Term Loan Facility is available to be drawn in up to five borrowings during the period ending approximately nine months following the date of the Credit Agreement, after which any undrawn commitments under the Delayed Draw Term Loan Facility will terminate automatically. The Operating Partnership may elect at any time and from time to time to prepay all or any portion of the loans under the Credit Facilities prior to maturity without premium or penalty, subject to payment of usual and customary breakage costs in respect of SOFR Loans (as defined in the Credit Agreement).

The interest rates applicable to loans under the Credit Facilities are, at the Operating Partnership’s option, equal to either (i) a base rate plus an applicable margin or (ii) Term SOFR or Daily Simple SOFR (each as defined in the Credit Agreement) plus an applicable margin. Prior to the satisfaction of certain investment-grade rating requirements and an election by the Operating Partnership (the “Investment Grade Election”), the applicable margin is determined based on the Company’s consolidated leverage ratio, with margins for SOFR Loans ranging from 1.05% to 1.55% per annum for revolving loans and from 1.10% to 1.80% per annum for term loans, and margins for Base Rate Loans (as defined in the Credit Agreement) ranging from 0.05% to 0.55% per annum. Following the Investment Grade Election, the applicable margin will be determined based on the Company’s credit ratings from S&P, Moody’s and/or Fitch, with margins for SOFR Loans ranging from 0.65% to 1.35% per annum for revolving loans and letters of credit and from 0.70% to 1.55% per annum for term loans and delayed draw term loans, and margins for Base Rate Loans ranging from 0.00% to 0.35% per annum for revolving loans and letters of credit and from 0.00% to 0.55% per annum for term loans and delayed draw term loans. In addition, the Operating Partnership will pay a facility fee on the daily amount of the Revolving Facility commitments, regardless of usage, ranging from 0.15% to 0.35% per annum prior to the Investment Grade Election and from 0.10% to 0.30% per annum following the Investment Grade Election, in each case based on the applicable pricing level. A commitment fee of 0.25% per annum will accrue on the undrawn amount of the Delayed Draw Term Loan Facility commencing on the date that is 90 days after the effective date of the Credit Agreement.

The Credit Facilities are guaranteed, jointly and severally, by the Company and certain indirect subsidiaries of the Company. The Credit Agreement contains customary covenants that, among other things, restrict, subject to certain exceptions, the ability of the Company, the Operating Partnership and certain indirect subsidiaries of the Company to incur indebtedness, grant liens on their assets, make certain types of investments, engage in acquisitions, mergers or consolidations, sell assets, enter into certain transactions with affiliates and pay dividends or make distributions. The Credit Agreement also requires the Company to comply with consolidated financial maintenance covenants to be tested quarterly, including a minimum fixed charge coverage ratio, maximum leverage ratio, minimum tangible net worth, maximum secured leverage ratio, maximum unencumbered leverage ratio, and minimum unsecured interest coverage ratio, subject to a certain cure right which allows the Operating Partnership, subject to certain limitations, to cure certain financial covenant defaults by contributing cash equity to increase EBITDA (as defined in the Credit Agreement) for the applicable period.

The Credit Agreement also contains customary events of default, including the failure to make timely payments under the Credit Facilities, any event or condition that makes other material indebtedness due prior to its scheduled maturity, the failure to satisfy certain covenants and specified events of bankruptcy and insolvency. The occurrence of an event of default under the Credit Agreement may result in all loans and other obligations becoming immediately due and payable and the Credit Facilities being terminated and allow the lenders to exercise all rights and remedies available to them.

Several of the lenders and their affiliates have provided, and they and other lenders and their affiliates may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Company and its subsidiaries for which they have received, and may in the future receive, customary fees and expenses.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

The Company issued a press release on August 5, 2026 announcing its financial results for the quarter ended June 30, 2026. A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1. The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act except as set forth by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2026, upon the recommendation of the Compensation and Corporate Governance Committee (the “CCG Committee”) of the Board of the Directors (the “Board”) of the Company, the Board increased the size of the Board from six to seven directors and, effective August 10, 2026, elected Albert M. Campbell to serve as a member of the Board. Mr. Campbell will serve until the 2027 annual meeting of stockholders of the Company and until his successor is duly elected and qualifies, or until his earlier death, resignation or removal.

Mr. Campbell is a seasoned financial executive with a 35-year career spanning various financial and accounting leadership roles. From 1998 to 2024, he worked with Mid-America Apartment Communities, Inc. (NYSE: MAA), a large publicly traded multifamily REIT, where Mr. Campbell held various financial positions, including Treasurer and Director of Financial Planning, before becoming Executive Vice President and Chief Financial Officer in January 2010. As Chief Financial Officer, he had responsibilities in the areas of corporate finance, treasury, investor relations, accounting, information technology, and strategic planning. He led key areas of company growth, including balance sheet restructuring, corporate mergers, systems integrations, and team building. Mr. Campbell began his career as a Certified Public Accountant with Arthur Andersen & Company before serving in various finance and accounting roles with Thomas & Betts Corporation, a former publicly held electrical parts manufacturer and distributor. He currently serves on the Board of Directors and Strategy Committee of Orgill, Inc., a large privately held distributor of hardware products, as well as on the Advisory Board of Middleburg, a large privately held developer of multifamily communities. He is a Certified Public Accountant (inactive status) and graduated magna cum laude with a Bachelor of Professional Accountancy from Mississippi State University.

The Board believes Mr. Campbell’s extensive public REIT leadership, capital markets and accounting experience makes him well qualified to serve as a member of our Board. The Board determined that Mr. Campbell is “independent” as defined under the listing standards of the Nasdaq Stock Market and the Company’s corporate governance guidelines. Effective as of Mr. Campbell’s election to the Board, Mr. Campbell will be appointed to serve on the Audit Committee, replacing Elizabeth K. Tuppeny, who will remain as chair of the CCG Committee.

There are no family relationships between Mr. Campbell and any director or executive officer of the Company, there are no arrangements or understandings between Mr. Campbell and any other persons or entities pursuant to which Mr. Campbell was elected as a director of the Company, and there are no transactions involving Mr. Campbell, on the one hand, and the Company, on the other hand, that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his election to the Board, Mr. Campbell will enter into the Company’s standard form of indemnification agreement and will receive compensation for his service as a non-employee director, as described under the heading “Compensation of Directors” of the Company’s Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2026. Under the indemnification agreement, Mr. Campbell will be indemnified by the Company to the maximum extent permitted by Maryland law for certain liabilities and will be advanced certain expenses that have been incurred as a result of actions brought, or threatened to be brought, against him as a director of the Company as a result of his service, subject to the limitations set forth in the indemnification agreement.

Item 8.01. Other Events.

On August 5, 2026, the Company elected to redeem all outstanding shares of its (i) 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), and (ii) 7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock", and together with the Series A Preferred Stock, the "Redeemed Shares"), in each case pursuant to Section 5(b) of the respective Articles Supplementary governing the Series A Preferred Stock and Series B Preferred Stock (each, an "Articles Supplementary"). As of the date hereof, the Company has 3,289,061 shares of Series A Preferred Stock and 2,850,427 shares of Series B Preferred Stock issued and outstanding.

On August 5, 2026, the Company sent a notice of redemption to the holders of the Series A Preferred Stock, and the Company expects to send a notice of redemption to the holders of the Series B Preferred Stock on August 7, 2026. The Company has set a redemption date of September 4, 2026 and October 6, 2026 for the Series A Preferred Stock and Series B Preferred Stock, respectively (each, a "Redemption Date"), following the required notice period set forth in the applicable Articles Supplementary. The Redeemed Shares will be redeemed at a cash redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends thereon (whether or not authorized or declared) to, but not including, the Redemption Date, without interest, for a total payment of $25.32 per share and $25.47 per share for the Series A Preferred Stock and Series B Preferred Stock, respectively (the "Total Redemption Payment"). From and after the Redemption Date, dividends on the Redeemed Shares will cease to accrue, the Redeemed Shares will no longer be outstanding, and all rights of the holders thereof will terminate, except for the right to receive the Total Redemption Payment, without interest.

This Current Report on Form 8-K may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements include the Company’s ability to complete the redemption of its preferred stock on the terms and timing described herein, or at all. There can be no assurance that the Company will complete such redemption. Forward-looking statements generally can be identified by the use of terminology such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “predict,” “project,” “potential,” “continue” or the negatives of these terms or variations of them or similar expressions. Risks and uncertainties, the occurrence of which could adversely affect the Company’s business and cause actual results to differ materially from those expressed or implied in the forward-looking statements, include, but are not limited to, the following: the trading prices of the Serie A Preferred Stock and Series B Preferred Stock; changes in economic cycles generally and in the real estate and healthcare markets specifically; the success of the Company’s growth strategy, including its ability to successfully identify, complete and integrate new acquisitions; the Company’s ability to complete acquisitions or dispositions on the terms and timing the Company expects, or at all; changes to inflation and interest rates; competition in the real estate and healthcare markets; the Company’s ability to retain certain key personnel; legislative and regulatory changes in the healthcare and real estate industries; reductions or changes in reimbursement from third-party payors, including Medicare and Medicaid; discovery of previously undetected environmentally hazardous conditions; the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; system failures, cyber incidents or deficiencies in the Company’s cybersecurity systems; the availability of capital on favorable terms, or at all; the Company’s ability to remain qualified as a real estate investment trust for U.S. federal income tax purposes; and other risks and uncertainties described in the section titled Risk Factors of the Company’s most recent Annual Report on Form 10-K and all other filings with the Securities and Exchange Commission. Finally, the Company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated as of August 3, 2026, by and among National Healthcare Properties, Inc., as guarantor, National Healthcare Properties Operating Partnership, L.P., as borrower, and Wells Fargo Bank, National Association, as administrative agent, and certain lenders party thereto

99.1	Press Release of National Healthcare Properties, Inc. dated August 5, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTHCARE PROPERTIES, INC.

Date: August 5, 2026	By:	/s/ Andrew T. Babin
Andrew T. Babin Chief Financial Officer and Treasurer